Exhibit (n)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement No. 333-189544 on Form N-2 of our report dated March 24, 2015, (April 16, 2015 as to the effects of the correction of senior securities amounts discussed on Page 77 of the Prospectus) relating to the information set forth under the heading “All Senior Securities” and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

April 16, 2015